UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 25, 2007, Crdentia Corp. (the “Company”) entered into a Services Agreement (the “Services Agreement”) with AudioStocks, Inc. (“AudioStocks”) whereby AudioStocks will provide investment services, web based shareholder communications and public relations services for the Company in exchange for (i) $80,000 (ii) 1,247,500 restricted shares of the Company’s common stock and (iii) a Common Stock Purchase Warrant to purchase up to 1,000,000 shares of the Company’s common stock at a purchase price of $0.60 per share (collectively, the “Compensation”).  The terms of the Services Agreement require the Company to register the shares of common stock that make up a part of the Compensation in its next permissible registration statement.  The term of the Services Agreement runs through June 24, 2008.

The foregoing descriptions of the documents related to the Services Agreement do not purport to be complete and are qualified in their entirety by the Services Agreement and the Common Stock Purchase Warrant attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

On June 25, 2007, the Company entered into and completed a ninth closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 500,000 shares at a price of $0.60 per share, with aggregate proceeds of $300,000.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007, March 6, 2007, March 30, 2007, April 18, 2007, April 30, 2007, May 9, 2007 and May 25, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007, a third closing occurred on March 2, 2007, a fourth closing occurred on March 28, 2007, a fifth closing occurred on April 12, 2007, a sixth closing occurred on April 26, 2007, a seventh closing occurred on May 8, 2007 and an eighth closing occurred on May 24, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of the final closing of the private placement.

MedCap Partners L.P. invested $210,000 in the ninth closing of the private placement for 350,000 shares of common stock.  MedCap Master Fund L.P. invested $90,000 in the ninth closing of the private placement for 150,000 shares of common stock.  C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P. and MedCap Master Fund L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the private placement documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Services Agreement, by and between the Company and AudioStocks, dated as of June 25, 2007.
10.2	Warrant to Purchase Common Stock of the Company, dated as of June 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

June 28, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Services Agreement, by and between the Company and AudioStocks, dated as of June 25, 2007.
10.2	Warrant to Purchase Common Stock of the Company, dated as of June 25, 2007